Exhibit 8.1

May 13, 2022

Cartesian Growth Corporation

505 Fifth Avenue, 15th Floor

New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel to Cartesian Growth Corporation, a Cayman Islands exempted company (“Cartesian”) in connection with the Business Combination (as defined below).

On September 19, 2021, Cartesian, Rook MS LLC, a Delaware limited liability company (“Umbrella Merger Sub”), Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company (“TWMH”), TIG Trinity GP, LLC, a Delaware limited liability company (“TIG GP”), TIG Trinity Management, LLC, a Delaware limited liability company (“TIG MGMT” and, together with TIG GP, the “TIG Entities”), Alvarium Investments Limited, an English private limited company (“Alvarium” and, together with TWMH and the TIG Entities, the “Target Companies”), and Alvarium Tiedemann Capital LLC, a Delaware limited liability company (“Umbrella”), entered into a Business Combination Agreement (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”). If the Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) are adopted and approved by Cartesian’s shareholders, and the Business Combination is subsequently completed, the businesses of the Target Companies will be held by Umbrella, a newly formed Delaware limited liability company. Pursuant to the Business Combination Agreement, among other things, (i) prior to the closing of the Business Combination Agreement (the “Closing” and, the date on which the Closing occurs, the “Closing Date”), TWMH and the TIG Entities shall take, or cause to be taken, all actions necessary to implement a reorganization such that TWMH and the TIG Entities shall be wholly owned direct or indirect subsidiaries of Umbrella and Umbrella shall be owned solely by the members of TWMH, the members of TIG GP and the members of TIG MGMT; (ii) prior to the Closing, Alvarium will take, or cause to be taken, all actions necessary to implement a reorganization such that Alvarium will be the wholly owned indirect subsidiary of a newly formed Isle of Man entity (“Alvarium Topco”), and Alvarium Topco will be owned solely by the shareholders of Alvarium [Note: Should we mention that Alvarium Topco forms Alvarium Holdings, LLC since we reference Alvarium Holdings, LLC later in (viii) below as being the surviving subsidiary under Umbrella, but we do not otherwise mention it prior to that later reference?]; (iii) on the business day prior to the Closing Date, Cartesian will domesticate as a corporation formed under the laws of the State of Delaware and deregister as an exempted company incorporated under the laws of the Cayman Islands (the “Domestication”), each Class A ordinary share of Cartesian outstanding shall be converted into the right to receive one share of Class A Common Stock of Cartesian (the “Class A Common Stock”) and Cartesian will be renamed “Alvarium Tiedemann Holdings, Inc.”; (iv) at the Closing, TIG MGMT, TIG GP and Umbrella will enter into a distribution agreement, pursuant to which (a) TIG MGMT will distribute to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it holds with each of its External Strategic Managers, and (b) TIG GP will distribute to Umbrella all of the issued and outstanding shares or interests that it holds with its External Strategic Manager; (v) at the Closing, each shareholder of Alvarium Topco will exchange his, her or its (a) ordinary shares of Alvarium Topco and (b) class A shares of Alvarium Topco for Class A Common Stock (the “Alvarium Exchange”) and upon the consummation of the Alvarium Exchange, Alvarium Topco will become a direct wholly-owned subsidiary of Cartesian; (vi) immediately following the effective time of the Alvarium Exchange, Umbrella Merger Sub will merge with and into Umbrella, with Umbrella surviving such merger as a direct subsidiary of Cartesian (the “Umbrella

May 13, 2022

Merger”); (vii) at the Closing, following the Alvarium Exchange and the Umbrella Merger, Cartesian will contribute all of the issued and outstanding shares of Alvarium Topco that it holds to Umbrella (the “Alvarium Contribution”) and upon the consummation of the Alvarium Contribution, Alvarium Topco will become a wholly-owned subsidiary of Umbrella; and (viii) following the Closing, Alvarium Topco will be liquidated and Alvarium Holdings LLC (to be renamed Alvarium Tiedemann Holdings, LLC) will become the wholly owned direct subsidiary of Umbrella.

Cartesian has requested that we render our opinion as to certain tax matters relating to the Business Combination, the Domestication and the exercise by current beneficial owners of Cartesian ordinary shares of their redemption rights in connection with the Business Combination (the “Redemptions”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”), relating to the registration by Cartesian of its common stock to be issued in connection with the Business Combination, filed by Cartesian with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder (the “Rules”). Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Business Combination Agreement and such other agreements and documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Domestication, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Domestication, the Redemptions and the Business Combination generally applicable to holders of Cartesian ordinary shares or warrants, and with respect to non-U.S. holders, the ownership and disposition of Cartesian common stock and warrants after the Domestication and Business Combination.

May 13, 2022

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Business Combination Agreement or the Registration Statement other than the opinion set forth above. No opinion should be inferred as to the tax consequences of the Business Combination, the Domestication or the Redemptions under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP